UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2009

General Electric Capital Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-6461	13-1500700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

Item 3.03 Material Modification to Rights of Security Holders.

On March 5, 2009, General Electric Capital Corporation (the “Company”), an indirect subsidiary of General Electric Company, distributed information to holders of certain series of its outstanding notes announcing an offer to purchase and consent solicitation with respect to those series.   On July 2, 2009, the Company announced that pursuant to its offer, it had received valid tenders and the requisite consents for amendments to the indenture governing its Floating Rate Notes due February 1, 2050 (CUSIP/ISIN Number 369622CF0/US369622CF08) (the “Consented Series”).

Accordingly, on July 7, 2009, the Company and The Bank of New York Mellon, as trustee, executed an amendment to the indenture governing the Consented Series removing the negative covenant that limited the ability of the Company and certain of its subsidiaries to pledge property and assets to secure debt without equally and ratably securing notes of the Consented Series.

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Capital Corporation
(Registrant)

Date: July 7, 2009	/s/ Jamie S. Miller
Jamie S. Miller
Senior Vice President and Controller

(3)